EXHIBIT 21

3M COMPANY AND CONSOLIDATED SUBSIDIARIES (PARENT AND SUBSIDIARIES)

AS OF DECEMBER 31, 2012

		Percentage of
		Voting Securities
	Organized Under	Beneficially Owned
Name of Company	Laws of	by Registrant
Registrant — 3M Company	Delaware
Consolidated subsidiaries of the Registrant:
3M Electronic Monitoring, Inc.	Delaware	100
3M Financial Management Company	Delaware	100
3M Innovative Properties Company	Delaware	100
3M Investment Management Corporation	Delaware	100
3M Occupational Safety LLC	Delaware	100
Aearo Holding LLC	Delaware	100
Aearo Technologies LLC	Delaware	100
Arizant Holdings Inc.	Delaware	100
3M Cogent, Inc.	Delaware	100
3M Purification Inc.	Delaware	100
3M Unitek Corporation	California	100
Ceradyne, Inc.	California	100
Meguiar’s, Inc.	California	100
3M Health Information Systems, Inc.	Maryland	100
3M Touch Systems, Inc.	Massachusetts	100
GTA—NHT, Inc.	Massachusetts	100
Arizant Healthcare Inc.	Minnesota	100
Arizant Inc.	Minnesota	100
3M Argentina S.A.C.I.F.I.A.	Argentina	100
3M Australia Pty. Ltd.	Australia	100
3M Purification Pty Limited	Australia	100
3M Osterreich GmbH	Austria	100
Rappold Winterthur Technologie GmbH	Austria	100
3M Belgium S.A./N.V.	Belgium	100
Seaside Insurance Limited	Bermuda	100
3M do Brasil Limitada	Brazil	100
3M Manaus Ind. Prods. Quims. LTDA	Brazil	100
3M Canada Company	Canada	100
3M Chile S.A.	Chile	100
3M China Limited	China	100
3M International Trading (Shanghai) Co., Ltd.	China	100
3M International Trading (Shenzhen) Co., Ltd.	China	100
3M Investments (China) Co., Ltd.	China	100
3M Material Technology (Suzhou) Company, Ltd.	China	100
3M Optical Systems Manufacturing Co. (Shanghai), Ltd.	China	100
3M Specialty Materials (Shanghai) Co., Ltd.	China	100
3M Colombia, S.A.	Colombia	100
3M A/S	Denmark	100
Suomen 3M Oy	Finland	100
3M Purification	France	100
3M France S.A.S.	France	100
EMFI SAS	France	100
GPI SAS	France	100
FAAB Fabricauto	France	100
3M Deutschland GmbH	Germany	100
Dyneon GmbH	Germany	100
ESK Ceramics GmbH Co & KG	Germany	100

		Percentage of
		Voting Securities
	Organized Under	Beneficially Owned
Name of Company	Laws of	by Registrant
Wendt GmbH	Germany	100
3M Hong Kong Limited	Hong Kong	100
3M India Limited	India	76
3M Italia S.p.A.	Italy	100
3M Health Care Limited	Japan	100
3M Purification Kabushiki Kaisha	Japan	100
Sumitomo 3M Limited	Japan	75
Yamagata 3M Limited	Japan	100
3M Korea Health and Safety Limited	Korea	100
3M Korea High Technology Limited	Korea	100
3M Korea Limited	Korea	100
3M Asset Management S.a.r.l.	Luxembourg	100
3M Attenti Holdings S.a.r.l.	Luxembourg	100
3M Global Capital S.a.r.l.	Luxembourg	100
3M Malaysia Sdn. Bhd.	Malaysia	100
3M Mexico, S.A. de C.V.	Mexico	100
3M Nederland B.V.	Netherlands	100
3M New Zealand Limited	New Zealand	100
3M Norge A/S	Norway	100
3M Peru, S.A.	Peru	100
3M Poland Sp. z.o.o.	Poland	100
3M Wroclaw Sp. z.o.o.	Poland	100
3M Romania S.R.L.	Romania	100
3M Puerto Rico, Inc.	Puerto Rico	100
3M Innovation Singapore Pte Ltd	Singapore	100
3M Singapore Private Limited	Singapore	100
3M Technologies Private Limited	Singapore	100
CUNO Filtration Asia Pte. Ltd.	Singapore	100
3M South Africa (Proprietary) Limited	South Africa	100
3M Espana, S.A.	Spain	100
3M Svenska AB	Sweden	100
3M (East) A.G.	Switzerland	100
3M (Schweiz) A.G.	Switzerland	100
Winterthur Technologie AG	Switzerland	100
3M Taiwan Limited	Taiwan	100
3M Taiwan Optronics Corp.	Taiwan	100
Alpha Beta Global Tapes & Adhesives Co., Ltd.	Taiwan	100
3M Thailand Limited	Thailand	100
3M Sanayi VE Ticaret AS	Turkey	100
3M Russia	Russia	100
3M Gulf Ltd.	United Arab Emirates	100
3M Health Care Ltd.	United Kingdom	100
3M UK Holdings Limited	United Kingdom	100
3M United Kingdom PLC	United Kingdom	100
3M Manufacturera Venezuela, S.A.	Venezuela	100

NOTE: Subsidiary companies excluded from the above listing, if considered in the aggregate, would not constitute a significant subsidiary.